UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2006

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50484	51-0407811

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or
organization)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Signature
Index to Exhibits
EX-99.1: LICENSE AGREEMENT
EX-99.2: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On May 12, 2006, Marshall Edwards Pty Limited (“MEPL”), a wholly owned subsidiary of Marshall Edwards, Inc. (the “Company”), and Novogen Research Pty Limited (“Novogen Research”), a wholly owned subsidiary of Novogen Limited, entered into a license agreement pursuant to which Novogen Research granted to MEPL an exclusive, worldwide, non-transferable license under its patents and patent applications and in its know how to conduct clinical trials, commercialize and distribute the anti-cancer compounds NV-196 and NV-143. The Company is a majority owned subsidiary of Novogen Limited.
     Pursuant to a license option deed between MEPL and Novogen Research dated September 24, 2003, MEPL has the exclusive right to accept and an exclusive right to match any proposed dealing by Novogen Research of its intellectual property rights with a third party relating to synthetic compounds (other than phenoxodiol) that have known or potential applications in the field of prevention, treatment or cure of cancer in humans in all forms other than topical applications. MEPL entered into the license agreement with Novogen Research pursuant to the exercise of its rights under the license option deed.
     The terms of the license agreement were established through arms-length negotiations between the independent members of the board of directors of Novogen Limited and the independent members of the Company’s board of directors. The license agreement was unanimously approved by the board of directors of each of MEPL and the Company. A majority of the members of the Company’s board of directors are independent in accordance with Nasdaq listing requirements.
     The license agreement covers the use of NV-196 and NV-143 in the field of prevention, treatment and cure of cancer in humans delivered in all forms except topical applications. The license agreement remains in effect until the expiration or lapsing of the last relevant patents or patent applications in the world. MEPL may terminate the license by giving three months notice to Novogen Research. MEPL paid $1,000,000 to Novogen Research on May 15, 2006, which was the first lump sum license fee payment under the terms of the license agreement. Future amounts payable to Novogen Research are as follows:
     1. A $1,000,000 milestone license fee is payable on the date an investigational new drug containing either NV-196 or NV-143 is approved by the U.S. Food and Drug Administration for use in clinical trials or by an equivalent government agency outside of the United States.
     2. A $2,000,000 milestone fee is payable to on the date of the enrolment of the first clinical trial subject in a Phase II clinical trial of an investigational drug containing either NV-196 or NV-143.
     3. A $3,000,000 milestone fee is payable on the date of enrolment of the first clinical trial subject in a Phase III clinical trial of an investigational drug containing either NV-196 or NV-143.
     4. A $8,000,000 milestone fee is payable on the date of receipt of a New Drug Application approval for an investigational drug containing either NV-196 or NV-143 from the U.S. Food and Drug Administration or from an equivalent government agency outside of the United States.
     MEPL will pay the relevant milestone fees for the first investigational drug that contains NV-196 and the first investigational drug that contains NV-143. In the event that the first investigational drug developed contains both NV-196 and NV-143, MEPL is obligated to pay the relevant milestones for each of the compounds. In the event that a second investigational drug contains both NV-196 and NV-143, MEPL is only obligated to pay one milestone fee. In no event will MEPL be required to pay more than two milestone fees for drugs containing NV-196 or NV-143 under the license agreement.
     The foregoing description of the license agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the license agreement filed as Exhibit 99.1 hereto, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	License Agreement dated May 12, 2006 by and between Novogen Research Party Limited and Marshall Edwards Pty Limited

99.2	Press Release issued by Marshall Edwards, Inc. dated as of May 15, 2006

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

	By:	/s/ David R. Seaton

David R. Seaton
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial Officer)

Dated: May 16, 2006

Index to Exhibits

Exhibit No.	Description

99.1	License Agreement dated May 12, 2006 by and between Novogen Research Party Limited and Marshall Edwards Pty Limited

99.2	Press Release issued by Marshall Edwards, Inc. dated as of May 15, 2006